EXHIBIT 31.3
Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 for the Period Ended
December 31, 2006
CERTIFICATION
I, Randal W. Scott, certify that:
     1. I have reviewed this amendment no. 2 to the annual report on Form 10-K of Genomic Health, Inc.,
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. [intentionally omitted]
     4. [intentionally omitted]
     5. [intentionally omitted]

Date: April 6, 2007
By:	/s/ Randal W. Scott
Randal W. Scott, Ph.D.
Chief Executive Officer